UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 24, 2010, the holder of a $450,000 Convertible Note dated December 24, 2009, exercised the conversion feature of the note for 260,116 shares of Document Security Systems Common Stock, par value $0.02 which retired the debt in full.

Item 8.01  Other Events

On December 23, 2010, the Registrant was notified by Trebuchet Capital Partners, LLC that the Dutch Court issued its decision in an appeal of a previous favorable patent validity decision which was brought by the European Central Bank against Document Security Systems, Inc. The Dutch Court has ruled that European Patent No 0455750B1, that was awarded to the Company by the European Patent Office and upheld as “valid” in a previous hearing in the Cutch Court, has now been deemed invalid in the Netherlands.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                                       Description

10.1	$450,000 Convertible Promissory Note dated December 24, 2009.( (incorporated herein by reference from registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: December 27, 2010	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer